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                                                                   EXHIBIT 11


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion of our reports dated June 23, 1995, appearing in the Post-Effective Amendment to Registration Statement (Form N-1A) of Reserve Private Equity Series, on the financial statements and financial highlights of the Reserve Blue Chip Growth Fund, Reserve Emerging Growth Fund and Reserve Informed Investors Growth Fund (three of the Funds constituting the Reserve Private Equity Series) to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

We also consent to the reference to our Firm under the caption "Custodial Services and Independent Accountants" in the Statement of Additional Information.




                                                COOPERS & LYBRAND L.L.P.


New York, New York
September 25, 1995




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